Exhibit 21
 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF JANUARY 31, 2019*

Organization	Jurisdiction
CAB East LLC	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
CanRoad LeaseCo	Canada
FCE Bank plc	England
FCIF Holdings LP	Canada
FCSH GmbH	Switzerland
FMC Automobiles SAS	France
Ford Argentina S.C.A.	Argentina
Ford Aquitaine Industries SAS	France
Ford Autonomous Vehicles LLC	Delaware, U.S.A.
Ford Auto Securitization Trust	Canada
Ford Automotive Finance (China) Limited	China
Ford Bank GmbH	Germany
Ford Credit Auto Owner Trust 2014-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2014-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2015-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2016-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2017-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2017-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2018-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2018-REV2	Delaware, U.S.A.
Ford Credit Canada Company	Canada
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford Espana S.L.	Spain
Ford European Holdings LLC	Delaware, U.S.A.
Ford Floorplan Auto Securitization Trust	Canada
Ford Global Engineering, Inc.	Delaware, U.S.A.
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Holdings LLC	Delaware, U.S.A.
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Ford International Liquidity Management Limited	England
Ford Italia S.p.A.	Italy
Ford Lease Trust	Canada
Ford Mexico Holdings LLC	Delaware, U.S.A.
Ford Motor (China) Ltd.	China
Ford Motor Company Brasil Ltda.	Brazil
Ford Motor Company Limited	England
Ford Motor Company of Australia Limited	Australia
Ford Motor Company of Canada, Limited	Canada
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Motor Service Company	Michigan, U.S.A.

Exhibit 21 (Continued)

Organization	Jurisdiction
Ford Retail Group Limited	England
Ford Sales and Service (Thailand) Co., Ltd.	Thailand
Ford Smart Mobility LLC	Delaware, U.S.A.
Ford Sollers Holding LLC	Russia
Ford Trading Company, LLC	Delaware, U.S.A.
Ford VH Limited	England
Ford VHC AB	Sweden
Ford-Werke GmbH	Germany
Global Investments 1 Inc.	Delaware, U.S.A.

101 Other U.S. Subsidiaries
152 Other Non-U.S. Subsidiaries
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* Other subsidiaries are not shown by name in the above list because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.